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                                                                    EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation of our report dated May 17, 1999, with respect to the financial statements and supplemental schedules of the Maxwell Technologies, Inc. 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.




                                               /s/ ERNST & YOUNG LLP

San Diego, California
June 28, 1999